IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA

                                          GENERAL JURISDICTION DIVISION
MORTGAGE.COM, INC.
                                          CASE NO.   00-32262 CA 03
                  Assignor,
TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/

                    ORDER GRANTING EX PARTE MOTION TO CHANGE
             ASSIGNOR'S CORPORATE NAME IN RECORDS IN CLERK'S OFFICE

         THIS CASE came before this court on the Ex Parte Motion to Change Assignor's Corporate Name in Records in Clerk's Office, the Court having examined the pleadings, and being otherwise fully advised, it is

         ORDERED AND ADJUDGED:

         1. The Assignee's Ex Parte Motion to Change Assignor's Corporate Name in Records in Clerk's Office is granted.

         2. The Clerk of this Court is directed to change the Clerk's records to reflect that the Assignor shall hereinafter be known as MDCM Holdings, Inc., formerly known as Mortgage.com, Inc.

         3. The Clerk of this Court shall change the Court records to reflect that the caption of this case shall be:


                           MDCM Holdings, Inc. f/k/a Mortgage.com, Inc.,

                                            Assignor
                           To:

                           Lewis B. Freeman,

                                            Assignee.
                           _____________________________________________/

         DONE AND ORDERED at Miami-Dade County, Florida on February  ______,
2001.


                                       /s/ Judge Stuart M. Simons
                                       -----------------------------------------
                                             CIRCUIT COURT JUDGE
Conformed copies:
Candis Trusty, Esquire